UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 22, 2008

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement

On July 23, 2008, the Board of Directors of The Cheesecake Factory Incorporated extended the term of our stockholder rights agreement for a ten year period expiring on August 4, 2018.  The agreement was set to expire on August 4, 2008.

On July 23, 2008, the Board of Directors also approved a Third Amendment to Amended and Restated Year 2000 Omnibus Performance Stock Incentive Plan (Third Amendment) and First Amendment to 2001 Omnibus Incentive Stock Incentive Plan (First Amendment). Both plans were amended to clarify the definition of the terms “Fair Market Value” and “Pricing Date”, respectively. “Fair Market Value” was amended to mean the closing price, or closing bid, if no sales were reported, for a share of common stock on that day as quoted by the exchange or over-the-counter market on which the common stock is listed (or the exchange or market with the greatest trading volume, if quoted or listed on more than one exchange or market).  “Pricing Date” was amended to mean the date on which the Compensation Committee of our Board of Directors approves the key terms of an award, including the grantee, the number of shares subject to the award, exercise (vesting) schedule, and expiration date. Additionally, the Third Amendment amended the 2000 Omnibus Performance Stock Incentive Plan to eliminate the Grant Committee and delegate solely to the Compensation Committee, comprised of only Independent Directors, the authority to control and manage the operation and administration of the 2000 Plan. The foregoing does not constitute a complete summary of the terms of the amendments referenced above and reference is made to the complete form of the amendments which are attached as Exhibits 99.1 and 99.2 to this report and are incorporated by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02         Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers

On July 22, 2008, the Independent Directors of the Board of Directors of The Cheesecake Factory Incorporated approved Mr. Alexander L. Cappello to serve as our Lead Director.  Mr. Cappello replaces Mr. Thomas L. Gregory, who previously served in that position under the title “Coordinating Director.” Among other duties, our Lead Director oversees the Nominating and Governance Committee’s review of our compliance with corporate governance policies adopted by the Board.

On July 22, 2008, the Compensation Committee of our Board of Directors approved an Amendment and Restatement of The Cheesecake Factory Incorporated Executive Savings Plan (the “Plan”) to satisfy the requirements of Section 409A of the Internal Revenue Code.  The amendments to the Plan will create two plans, Plan A and Plan B, within one master plan.  Plan A will apply only to elective deferrals and matching contributions contributed and vested on or before December 31, 2004.  Plan B will apply only to elective deferrals and matching contributions contributed or vested on or after January 1, 2005. The foregoing does not constitute a complete summary of the terms of the Plan and reference is made to the complete form of the Plan which is attached as Exhibit 99.3 to this report and is incorporated by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	99.1	Third Amendment to Amended and Restated Year 2000 Omnibus Performance Stock Incentive Plan

	99.2	First Amendment to 2001 Omnibus Incentive Stock Incentive Plan

	99.3	The Cheesecake Factory Incorporated Amended & Restated Executive Savings Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2008	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ CHERYL M. SLOMANN
Cheryl M. Slomann Interim Chief Financial Officer, Vice President and Controller